UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2012

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2012, the Board of Directors (the “Board”) of Nanosphere, Inc. (the “Company”) appointed Roy N. Davis to the Board. In connection with Mr. Davis’ appointment to the Board, he was awarded options to purchase 55,000 shares of the Company’s common stock.

From 2008 through 2011, Mr. Davis was Vice President of Corporate Development and President of Johnson & Johnson Development Corporation. From 2003 to 2008, Mr. Davis was Company Group Chairman & Worldwide Franchise Chairman, Diagnostics at Johnson & Johnson. Since 1984 Mr. Davis served in various management positions at Johnson & Johnson including running several of its business units. Currently, he serves on the boards of Rosetta Genomics and Innosight and serves as an advisor to the Cleveland Clinic and Wake Forest Baptist Health System. Mr. Davis received a B.S. from State University of New York at Albany and a M.S. from Rensselaer Polytechnic Institute.

There is no arrangement or understanding between Mr. Davis and any other persons pursuant to which Mr. Davis was selected as a director. There have been no transactions with the Company that exceed $120,000 in which Mr. Davis had a direct or indirect interest, per Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Nanosphere, Inc., dated October 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

Date: October 10, 2012